Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

September 30, 2022

Shareholders, Clients and Team Members:

I am pleased to report that, as a direct result of the ongoing efforts of the Company’s dedicated team members in implementing our Strategic Plan, your Company reported positive results for the nine months ended September 30, 2022. Those positive results include income before taxes of $8.5 million, return on average assets of 0.96%, and return on average tangible equity of 14.9%.   I am also pleased to report that after a review of your Company’s earnings, capital position, risk profile and strategic plan, your Board of Directors declared a $0.21 per share cash dividend, payable to shareholders on December 15, 2022.

As the result of record inflation, rapidly rising interest rates, and recession fears, the banking industry and our overall economy continues to face significant headwinds.  These headwinds had a negative impact on your Company’s financial performance including considerable reductions in residential mortgage activity, funding costs pressure, and tepid loan demand. Additionally the rapid increase in interest rates has created a $46.3 million unrealized loss position on available-for-sale securities, net of tax, which has contributed to the decrease in your Company’s tangible book value by $13.67 per share since December 31, 2021.  While this decrease has no impact on regulatory capital, it has likely been a noticeable factor in the company’s recent decrease in share price.  Based on the Company’s current liquidity position, I believe it is very unlikely that those losses will be realized. As such, we remain focused on continuing to add value to our shareholders through core revenue growth, strong asset quality, and consistent dividends.

While the financial performance of your Company continues to be strong, we experienced an incredible and sudden loss of our long-time, beloved Board Secretary and Human Resource Manager, Heather Oatman.  Heather was not only a trusted 25 year team member, she was a dear friend to so many on our team.  While we will miss her immensely, her kindness, care, and love for others, will always be a part of each of us as well as our entire organization.

Thank you for your ongoing support and the trust you have placed in us.

Respectfully,

Brian D. Young

President and CEO

United Bancshares, Inc.

and Subsidiaries

Financial Information (unaudited)	Nine months ended September 30, 2022	Nine months ended September 30, 2021
	(dollars in thousands, except per share data)
CONDENSED STATEMENTS OF INCOME
Interest income	$28,144	$29,386
Interest expense	1,931	2,394
Net interest income	26,213	26,992
Provision for loan losses	-	300
Net interest income after provision for loan losses	26,213	26,692
Non-interest income	8,129	14,230
Non-interest expense	25,827	27,859
Income before income taxes	8,515	13,063
Provision for income taxes	739	2,200
Net income	$7,776	$10,863

Average common shares outstanding (basic)	3,275,673	3,277,919

PER COMMON SHARE
Net income	$2.37	$3.31
Book value	$22.79	$35.46
Tangible book value (non-GAAP)*	$13.83	$26.56
Closing price	$20.60	$29.95

FINANCIAL RATIOS
Return on average assets	0.96%	1.39%
Return on average tangible equity (non-GAAP)*	14.90%	17.03%
Net interest margin, tax equivalent (non-GAAP)*	3.65%	3.84%
Efficiency ratio (non-GAAP)*	73.62%	66.68%
Loans to deposits	66.35%	63.58%

PERIOD END BALANCES

	As of September 30, 2022	As of December 31, 2021
Assets	$1,059,289	$1,076,556
Loans, gross	$637,426	$609,559
Deposits	$960,769	$930,413
Shareholders' equity	$73,820	$119,095

Common shares outstanding	3,239,859	3,272,585

* Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include tangible book value, return on average tangible equity, net interest margin (tax-equivalent), and the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying table. Management, as well as regulators, financial analysts and other investors may use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total shareholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

United Bancshares, Inc.

and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

Shareholders' Equity to Tangible Equity	September 30, 2022	September 30, 2021
Shareholders' equity	$73,820	$116,144
Less goodwill and other intangibles	28,616	29,151
Tangible common equity	$45,204	$86,993
Average Shareholders' equity	$98,637	$114,244
Less average goodwill and other intangibles	29,057	29,199
Average tangible common equity	$69,580	$85,045

Tangible Book Value Per Common Share
Tangible common equity (a)	$45,204	$86,993
Total common shares issued and outstanding (b)	3,269,647	3,275,430
Tangible book value per common share (a)/(b)	$13.83	$26.56

Return on Average Tangible Equity
Net income, annualized (c)	$10,368	$14,484
Average tangible common equity (d)	$69,580	$85,045
Return on average tangible common equity (c/d)	14.90%	17.03%

Net Interest Margin, Tax-Equivalent
Net interest income, annualized	$34,951	$35,989
Tax-equivalent adjustment, annualized	984	745
Tax-equivalent net interest income, annualized (e)	$35,935	$36,734
Average earning assets (f)	$983,763	$957,815
Net interest margin, tax-equivalent (e)/(f)	3.65%	3.84%

Efficiency Ratio, Tax-Equivalent
Non-interest expense, annualized (g)	$34,436	$37,145
Tax-equivalent net interest income, annualized	35,935	36,734
Non-interest income, annualized	10,839	18,973
Total revenue, annualized (h)	$46,773	$55,707
Efficiency ratio (g)/(h)	73.62%	66.68%

UNITED BANCSHARES, INC.

DIRECTORS

Robert L. Benroth Herbert H. Huffman H. Edward Rigel David P. Roach	Daniel W. Schutt – Chairman R. Steven Unverferth Brian D. Young

OFFICERS

Brian D. Young - President/CEO

Klint D. Manz- CFO

Denise E. Giesige - Secretary

THE UNION BANK COMPANY

DIRECTORS

Robert L. Benroth Anthony M.V. Eramo Herbert H. Huffman Kevin L. Lammon William R. Perry H. Edward Rigel	David P. Roach Carol R. Russell Daniel W. Schutt R. Steven Unverferth Dr. Jane M. Wood Brian D. Young - Chairman/President/CEO

INVESTOR MATERIALS:

United Bancshares, Inc. has traded its common stock on the NASDAQ Markets Exchange under the symbol “UBOH” since March 2001. Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about United Bancshares, Inc. are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Locations

1300 N. Main St.

Bowling Green, OH 43402

419-353-6088

100 S. High St.

Columbus Grove, OH 45830

419-659-2141

101 Progressive Dr.

Columbus Grove, OH 45830

419-659-4250

30 Coal Bend

Delaware, OH 43015

740-549-3400

114 E. 3rd St.

Delphos, OH 45833

419-692-2010

1500 Bright Rd.

Findlay, OH 45840

419-424-1400

222 S. Main St., Unit 1

Findlay, OH 45840

419-659-2141

461 Beecher Road

Gahanna, OH 43230

614-269-4400

230 W. Madison St.

Gibsonburg, OH 43431

419-637-2124

110 E. North St.

Kalida, OH 45853

419-532-3366

318 S. Belmore St.

Leipsic, OH 45856

419-943-2171

1410 Bellefontaine Ave.

Lima, OH 45804

419-229-6500

3211 Elida Rd.

Lima, OH 45805

419-331-3211

701 Shawnee Rd.

Lima, OH 45805

419-228-2114

111 S. Main St.

Marion, OH 43302

740-387-2265

220 Richland Rd.

Marion, OH 43302

740-386-2171

240 W. Fifth St.

Marysville, OH 43040

419-659-2141

245 W. Main St.

Ottawa, OH 45875

419-523-2265

103 E. Perry St.

Paulding, OH 45879

419-567-1075

132 E. Front St.

Pemberville, OH 43450

419-287-3211

2660 US Hwy 224, Ste. 3

Plymouth, OH 44865

419-659-2141

468 Polaris Parkway

Westerville, OH 43082

614-269-4402